EXHIBIT 16


Spear, Safer, Harmon & Co.
Member Horwath International

Certified Public Accountants and Advisors

8350 N.W. 52nd Terrace, Suite 301, Miami, Florida 33168
     (305) 591-8850 Main * (800) 776-1099 Toll-Free
          (305) 993-9883 Fax * www.spear.com


February 27, 2004

Offices of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549


RE: FORM 8-K

Dear Sir or Madam:

We have read Item 4 included in the Form 8-K, dated February 26, 2004, of Lottery and Wagering Solutions, Inc. (Commission File Number 0-22191) filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Sincerely,

/s/ Spear, Safer, Harmon & Co.